UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013 (May 16, 2013)

TYCO INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Victor von Bruns-Strasse 21

CH-8212 Neuhausen am Rheinfall, Switzerland

(Address of Principal Executive Offices, including Zip Code)

41-52-633-02-44

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

As previously disclosed, pursuant to proposals included in Tyco International Ltd’s (the “Company”) proxy statement for its annual general meeting of shareholders held on March 6, 2013, shareholders approved, among other things, (i) the renewal of the Company’s authorized share capital for an additional two years from the meeting date and (ii) the reduction of the Company’s registered share capital from CHF 6.70 per share to CHF 0.50 per share. On May 13, 2013, the notice periods related to these proposals required by Article 733 of the Swiss Code of Obligations expired, and the amendments to the Company’s Articles of Association were filed with the Swiss Commercial Register on May 16, 2013. The amended Articles of Association also reflect the change in the Company’s registered office within Switzerland from Freier Platz 10, CH-8200 Schaffhausen to Victor von Bruns-Strasse 21, CH-8212 Neuhausen am Rheinfall.

A copy of the amended Articles of Association is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
3.1	Articles of Association of Tyco International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Andrea Goodrich
Andrea Goodrich
Vice-President and Corporate Secretary

Date: May 17, 2013